Exhibit 10.48

SILICON GRAPHICS INTERNATIONAL, CORP.

THRID AMENDMENT TO EMPLOYMENT AGREEMENT

This THIRD AMENDMENT TO THE EMPLOYMENT AGREEMENT (the “Third Amendment”) dated May 14, 2009 (the “Effective Date”) is executed by and between Silicon Graphics International, Corp., a Delaware corporation (the “Company”), and Jennifer Pratt (the “Executive”). The Company and the Executive are each individually referred to in this Amendment as a “Party” and are collectively referred to in this Amendment as the “Parties.”

RECITALS

A.    Executive and the Company have entered into an Employment Agreement dated March 1, 2005 (the “Employment Agreement”).

B.     The Executive and the Company are parties to an Employment Agreement Restatement and Amendment #1 dated January 23, 2008 (“Amendment #1”).

C.     The Executive and the Company are parties to an Employment Agreement Restatement and Amendment #2 dated December 23, 2008 (“Amendment #2”).

D.     The Parties desire to further amend Amendment #1 as follows.

AGREEMENT

In consideration of the mutual promises and covenants set forth in this Third Amendment, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.    Amendment to Employment Agreement. The Parties agree that upon the Effective Date, Amendment #1 is hereby amended as follows:

1.1    The Section 9(a), is hereby amended to read in its entirely as follows:
“The vesting of all unvested stock options and all unvested grants of restricted stock herein referred to and any subsequent grants of stock options, restricted stock or any other stock awards in future plans, shall accelerate in such amount equal to the number of shares that would vest over an additional twenty-four (24) month period as if you have continued to be an employee of the Company for additional twenty-four (24) months following your termination;
1.2     The Section 9(b), is hereby amended to read in its entirely as follows:
“You will be eligible to receive severance pay in the total amount equal to the sum of twelve (12) months of your base salary in effect as of the employment termination date. For purposes of this Section 9(b), “base salary” as used herein does not include any annual performance bonus or any other bonus payment. The severance pay will be subject to required payroll deductions and withholdings, and will be paid in twenty-six (26) equal installments over a period of twelve1 (12) months, with such payments made on the Company's normal payroll schedule; provided, however, that any payments delayed pending the effective date of the Release shall be paid in arrears on the payroll date next following such effective date; and"
1.3    The Section 9(c), is hereby amended to read in its entirely as follows:

“If you timely elect and continue to remain eligible for continued group health insurance coverage under federal COBRA law or, if applicable, state insurance laws (collectively, “COBRA”), the Company will pay your COBRA premiums sufficient to continue your group health insurance coverage at the same level in effect as of your employment termination date (including dependent coverage, if applicable) for twelve (12) months after the employment termination date; provided that, the Company's obligation to pay your COBRA premiums will cease earlier if you become eligible for group health insurance coverage through a new employer and you must provide prompt written notice to the Company if you become eligible for group health insurance coverage through a new employer within twelve (12) months of your employment termination date.
1.7    Except as amended herein, Amendment #2 shall remain in full force and effect without modification.
IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the Effective Date.
SILICON GRAPHICS, INTL, CORP.        JENNIFER PRATT

By: /s/Mark Barrenechea                By: /s/ Jennifer Pratt
Name: Mark Barrenechea                Name: Jennifer Pratt
Title:     President and CEO                 Title:     VP of Human Resources

Signature Date: 5/29/09         Signature Date: 5/29/09